Calculation of Filing Fee Tables
S-4
Amcor plc
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.01	Other	867,141,847		$ 8,385,960,639.11	0.0001531	$ 1,283,890.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 8,385,960,639.11		$ 1,283,890.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,283,890.57
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the estimated maximum number of ordinary shares of Amcor plc ("Amcor"), par value $0.01 per share ("Amcor Ordinary Shares"), to be issued to holders of common stock of Berry Global Group, Inc. ("Berry"), par value $0.01 per share ("Berry Common Stock"), in connection with the consummation of the merger of Aurora Spirit, Inc., a wholly owned subsidiary of Amcor, with and into Berry, with Berry surviving as a wholly-owned subsidiary of Amcor (the "Merger"), as described in this registration statement. The number of Amcor Ordinary Shares being registered is based upon the sum of (a) 838,710,167, the number of Amcor Ordinary Shares to be issued in respect of shares of Berry Common Stock outstanding as of January 6, 2025, (b) 23,047,999, the number of Amcor Ordinary Shares to be issued in respect of shares of Berry Common Stock issuable upon exercise of vested options to acquire shares of Berry Common Stock outstanding as of January 6, 2025 (calculated based on the value of the consideration in the Merger over the per share exercise prices of such vested option and the closing price of Amcor Ordinary Shares as reported on the New York Stock Exchange on January 6, 2025 ($9.43)), (c) 1,792,611, the number of Amcor Ordinary Shares to be issued in respect of Berry Common Stock issuable upon exercise of unvested options to acquire shares of Berry Common Stock that would vest in accordance with their terms within the 12-month period following the consummation of the Merger (calculated based on the value of the consideration in the Merger over the per share exercise prices of such vested option and the closing price of Amcor Ordinary Shares as reported on the New York Stock Exchange on January 6, 2025 ($9.43)) and (d) 3,591,070, the number of Amcor Ordinary Shares to be issued in respect of shares of Berry Common Stock issuable upon settlement of time-based vesting restricted stock units of Berry that would vest in accordance with their terms prior to the consummation of the Merger. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(f)(1) and 457(c) of the Securities Act. The proposed maximum aggregate offering price of Amcor Ordinary Shares was calculated on the basis of (i) $65.77, the average of the high and low prices per share of Berry Common Stock as reported on the New York Stock Exchange on January 8, 2025, multiplied by (ii) 127,504,343, the maximum number of shares of Berry Common Stock, including Berry Common Stock issuable upon exercise of settlement of equity awards, estimated to be cancelled and exchanged in the Merger. (3) Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $153.10 per $1,000,000 of the proposed maximum aggregate offering price.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
127,504,343	$ 65.77	$ 8,385,960,639.11	$ 0.00	$ 0.00	$ 8,385,960,639.11